SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  May 23, 2013 (May 21, 2013)

CHEMBIO DIAGNOSTICS, INC.
(Exact name of registrant as specified in its charter)

Nevada	0-30379	88-0425691
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)
3661 Horseblock Road
Medford, NY 11763
(Address of principal executive offices)
631-924-1135
(Registrant’s Telephone Number)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 22, 2013, Chembio Diagnostics, Inc. (the “Company”) appointed Sharon Klugewicz to the newly created position of Chief Operating Officer (“COO”).  Since joining the Company in September 2012, Ms. Klugewicz has served as Vice President of Quality Assurance/Quality Control and Technical Operations at the Company.  As COO, she is responsible for all the Company’s operational activities and will work closely with each of the functional areas of the Company, including research and development, manufacturing, regulatory affairs, and sales and marketing.

Ms. Klugewicz’s employment agreement (the “Employment Agreement”), effective May 22, 2013 (the “Effective Date”), provides that she will serve as the Company’s COO for a term of two years.  Ms. Klugewicz will receive an annual salary of $250,000, with the option of a discretionary, performance-based annual cash bonus of up to 37.5% of her base salary.  The Employment Agreement also provides for a grant of 5,000 options to purchase shares of the Company’s common stock, vesting at a rate of 2,500 shares on each of the first and second anniversaries of the Effective Date.  In the event Ms. Klugewicz’s employment is terminated by reason of disability or for “cause”, as defined in the Employment Agreement, all compensation including her base salary, her right to receive a performance bonus, and the vesting of any unvested options, will cease as of her termination date, and Ms. Klugewicz will receive no severance benefits.  If the Company terminates Ms. Klugewicz’s employment without cause or Ms. Klugewicz terminates her employment for a reasonable basis, as defined in the Employment Agreement (which definition includes involuntary termination within a six-month period upon a “Change of Control”), then the Company will pay Ms. Klugewicz her base salary for a period of six months as severance, and all her unvested stock options shall immediately become vested.  The Employment Agreement also contains provisions prohibiting Ms. Klugewicz from (i) soliciting the Company’s employees for a period of twenty-four months following her termination, (ii) soliciting the Company’s customers, agents, or other sources of distribution of the Company’s business for a period of twelve months following her termination, and (iii) for a period of twelve months following termination of this Agreement, except where termination is involuntary upon a “Change in Control,” engaging or participating in any business that directly competes with the business activities of the Company in any market in which the Company is in business or plans to do business.  The foregoing description of the Employment Agreement is qualified in its entirety by reference to the full text of the Employment Agreement.

Prior to joining the Company in September 2012, Ms. Klugewicz, age 45, served as Senior Vice President, Scientific & Laboratory Services at Pall Corporation (NYSE:PLL), a world leader in filtration, separation and purification technologies.  Prior to that, Ms. Klugewicz held a number of positions at Pall Corporation over her 20-year tenure there, including in the Pall Life Sciences Division, in Marketing Product Management, and Field Technical Services, which included a position as Senior Vice President, Global Quality Controls.  Ms. Klugewicz holds an M.S. in Biochemistry from Adelphi University and a B.S. in Neurobiology from Stony Brook University.

A press release concerning this matter is attached as exhibit 99.2 to the Current Report on Form 8-K and is incorporated herein by reference.

ITEM 7.01.                                  REGULATION FD DISCLOSURE.

On May 21, 2013, the Company issued a press release entitled “Chembio Enters International Distribution and Assembly Agreement with Labtest”. A copy of the press release is furnished herewith as Exhibit 99.1.

On May 22, 2013, the Company issued a press release entitled "Chembio Appoints Sharon Klugewicz as Chief Operating Officer".  A copy of the press release is furnished herewith as Exhibit 99.2.

On May 23, 2013, the Company issued a press release entitled "Chembio Awarded $750,000 Cooperative Research Agreement".   A copy of the press release is furnished herewith as Exhibit 99.3.

The information in this Item 7.01 of this Form 8-K is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liabilities of that section. The information in this Item 7.01 of this Form 8-K also shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates it by reference.

ITEM 9.01.                      FINANCIAL STATEMENTS AND EXHIBITS

Exhibits.

99.1	Press Release entitled “Chembio Enters International Distribution and Assembly Agreement with Labtest” dated May 21, 2013.
99.2	Press Release entitled "Chembio Appoints Sharon Klugewicz as Chief Operating Officer" dated May 22, 2013.
99.3	Press Release entitled "Chembio Awarded $750,000 Cooperative Research Agreement" dated May 23, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

May 23, 2013                                                                  Chembio Diagnostics, Inc.

By:    /s/ Lawrence A. Siebert
          Lawrence A. Siebert
          Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release entitled “Chembio Enters International Distribution and Assembly Agreement with Labtest” dated May 21, 2013.
99.2	Press Release entitled "Chembio Appoints Sharon Klugewicz as Chief Operating Officer" dated May 22, 2013.
99.3	Press Release entitled "Chembio Awarded $750,000 Cooperative Research Agreement" dated May 23, 2013.